AMERICAN NATIONAL BANKSHARES INC.
News Release

Date:        August 5, 2008

Contact:      Neal A. Petrovich, Senior Vice President and Chief Financial Officer
 434-773-2242; petrovichn@amnb.com

Traded:                    NASDAQ Global Select Market                                                                                     Symbol:                      AMNB

AMERICAN NATIONAL BANKSHARES INC.
TO PRESENT INFORMATION AT INSTITUTIONAL INVESTOR MEETING

FOR IMMEDIATE RELEASE (Danville, VA) – American National Bankshares Inc. (NASDAQ:AMNB), parent company of American National Bank and Trust Company, announced today that Charles H. Majors, President and Chief Executive Officer, and Neal A. Petrovich, Senior Vice President and Chief Financial Officer, will present information at a meeting with institutional investors organized by the firm Sandler O’Neill.  The meeting will be held August 6, 2008, in Richmond, Virginia, at approximately 8:30 a.m.  A copy of the presentation will be made available at American National’s website (http://www.amnb.com), under the Investor Relations tab, Presentations.

About American National
American National Bankshares Inc. is a bank holding company with assets of $791 million.  Headquartered in Danville, Virginia, it is the holding company of American National Bank and Trust Company, a community bank serving Southern and Central Virginia and the northern portion of Central North Carolina with twenty banking offices and a loan production office.  The Bank also manages an additional $471 million of assets in its Trust and Investment Services Division.
American National Bank and Trust Company provides a full array of financial products and services, including commercial, mortgage, and consumer banking; trust and investment services; and insurance.  Services are also provided through twenty-three ATMs, “AmeriLink” Internet banking, and 24-hour “Access American” phone banking.  Additional information is available on the Bank’s website at www.amnb.com.  The shares of American National Bankshares Inc. are traded on the NASDAQ Global Select Market under the symbol “AMNB.”
This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties.  Statements herein are based on certain assumptions and analyses by the Corporation and are factors it believes are appropriate in the circumstances.  Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; and significant changes in securities markets.  Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Corporation’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission.  American National Bankshares Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.